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                                                                    EXHIBIT 10.8

                                STOUT PARTNERSHIP
                                 101 JESSUP AVE.
                         THOROUGHFARE, NEW JERSEY 08086

May 29, 2002

U.S. Plastic Lumber Corp.
2300 W. Glades Road
Suite 440 W
Boca Raton, FL  33431
Attn:  Bruce C. Rosetto

         Re: Conversion of $5.0 million Debenture due July 1, 2003 (the "Stout Debenture")

Gentlemen:

         Upon the receipt of due and adequate consideration, the receipt of which is hereby acknowledged, and subject to the receipt of stockholder approval, we hereby agree to convert the Stout Debenture (including $183,310 of accrued interest thereon) as of May 29, 2002, as required by the terms of the Bank of America term sheet related to the $10.0 million Senior Secured Credit Facility, at an exercise price of $0.26 per share, which represents the lowest closing price during the four trading days prior to May 29, 2002.

         Pursuant to the terms of the Convertible Debenture Purchase Agreement dated December 1, 2000 (the "Debenture Agreement"), no conversion shall occur absent the receipt of stockholder approval for the conversion of the Stout Debenture and related warrants. The conversion of the Stout Debenture is further conditioned upon the closing of the Clean Earth Sale Transaction.

         This letter shall also constitute notice of Stout's intention to convert pursuant to Section 5(d) of the Stout Debenture and we waive the right to receive shares within two days as required by the terms of the Stout Debenture. A copy of the conversion notice is attached hereto.

         The Stout Partnership, through the date hereof, agrees to waive the past defaults of the Company.

         Nothing in this letter shall be construed as requiring the exercise of the warrants to purchase shares of USPL common stock issued to Stout. Further, Stout hereby advises you that it does not intend to exercise its warrants at this time.

         Kindly acknowledge your consent to the terms of this letter by signing this letter where indicated below and returning it to me.

                                   Sincerely,

                                   STOUT PARTNERSHIP

                                   By: /s/ GARY J. ZIEGLER
                                      -----------------------------------------
                                      GARY J. ZIEGLER, General Partner


Agreed to and accepted
this __________ day of
June, 2002.

U.S. PLASTIC LUMBER CORP.

By:  /s/ BRUCE C. ROSETTO
    ---------------------------------
         Bruce C. Rosetto, Executive
         Vice President and Secretary